SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”) is made as of the 13th day of March, 2008 among:

(a) CONCORD STEEL, INC. (formerly known as SIG Acquisition Corp.), a Delaware corporation (“Borrower”);

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c) LASALLE BANK NATIONAL ASSOCIATION, as lead arranger and administrative agent for the Lenders under the Credit Agreement (“Administrative Agent”).

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 3, 2006, that provides, among other things, for loans and letters of credit aggregating Thirty-Three Million Dollars ($33,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Administrative Agent and the Lenders agree as follows:

1.    Retroactive Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby retroactively amended, effective as of December 31, 2007, to delete the definition of “Fixed Charge Coverage Ratio” therefrom and to insert in place thereof the following:

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of Consolidated EBITDA minus, without duplication, the sum of (i) Taxes paid in cash by the Parent Entities, (ii) all Consolidated Unfunded Capital Expenditures, and (iii) tax refunds received in cash during such period; to (b) the sum for such period of (i) cash Consolidated Interest Expense, plus (ii) required payments of principal of Consolidated Total Funded Debt (including the Term Loan but excluding the Revolving Loans); provided that, for the calculation of the Fixed Charge Coverage Ratio for the Fiscal Quarters ending on December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, Two Million Dollars ($2,000,000) of Consolidated Unfunded Capital Expenditures shall be added back to subpart (a) above.

2.    Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Applicable Margin” therefrom and to insert in place thereof the following:

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (a) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (b) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (c) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate”, and (d) the L/C Fee Rate shall be the percentage set forth under the column “L/C Fee Rate”:

Level	Total Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Greater than 3.00 to 1.00	3.00%	1.50%	0.75%	3.00%

II	Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	2.50%	1.00%	0.50%	2.50%

III	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.00%	0.50%	0.375%	2.00%

IV	Greater than 1.50 to 1.00 but less than or equal to 2.00: to 1.00	1.75%	0.25%	0.30%	1.75%

V	Greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00	1.50%	0.00%	0.25%	1.50%

VI	Less than or equal to 1.00 to 1.00	1.25%	0.00%	0.20%	1.25%

The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth Business Day after Borrower provides or is required to provide the annual and quarterly financial statements and other information pursuant to Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (i) if Borrower fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above, beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (ii) no reduction to any Applicable Margin shall become effective at any time when a Default or an Event of Default has occurred and is continuing; and (iii) the Applicable Margin on the Second Amendment Effective Date shall be based on Level II until the date on which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter ending on March 31, 2008.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Subordination Agreement, the Second Amendment Letter Agreement and the Collateral Documents, and all documents, instruments and agreements delivered in connection with the foregoing.

3.    Addition to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Second Amendment Effective Date” means March 13, 2008.

“Second Amendment Letter Agreement” means that certain Second Amendment Letter Agreement, dated as of March 13, 2008, between Borrower and Administrative Agent, for the benefit of the Lenders.

“Stamford Real Property” means the real property set forth on Schedule 9.17 hereto that is located in Stamford, Connecticut.

4.    Amendment to Consolidated Capital Expenditures. Section 10.2 of the Credit Agreement is hereby amended to delete the last sentence therefrom and to insert in place thereof the following:

All such inspections or audits by Administrative Agent shall be at Borrower’s expense, provided that, so long as no Default or Event of Default exists, Borrower shall not be required to reimburse Administrative Agent for inspections or audits more frequently than two times during any Fiscal Year.

5.    Post-Closing Amendment to Schedules to the Credit Agreement. Upon the delivery by Borrower of the updated Schedules to the Credit Agreement pursuant to Section 7(b) hereof, the Credit Agreement will be amended to delete each of the Schedules listed below therefrom and to insert in place thereof, respectively, the updated Schedules delivered pursuant to Section 7(b) hereof:

SCHEDULE 1	Lenders and Pro Rata Shares
SCHEDULE 2	Addresses for Notices
SCHEDULE 3	Guarantors of Payment
SCHEDULE 4	EBITDA Add Back
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 10.10	Deposit Accounts
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.10	Investments
SCHEDULE 12.1	Debt to be Repaid

6.    Closing Items. Concurrently with the execution of this Amendment, Borrower shall:

(a) deliver to Administrative Agent an updated incumbency certificate for each Credit Party;

(b) deliver to Administrative Agent an executed copy of that certain Consulting Agreement, dated as of September 22, 2006, between Stamford Industrial Group, Inc. and Kanders & Company, Inc., together with all amendments thereto;

(c) pay to Administrative Agent, for the pro-rata benefit of the Lenders, an amendment fee in an amount equal to Forty-One Thousand Two Hundred Fifty Dollars ($41,250);

(d) cause each Guarantor of Payment to execute the attached Acknowledgment and Agreement; and

(e) pay all legal fees and expenses of Administrative Agent in connection with this Amendment.

7.    Post-Closing Deliveries. On or before the dates specified below, unless otherwise agreed to by Administrative Agent in writing, Borrower shall satisfy each of the items specified below:

(a) No later than March 31, 2008, Borrower shall, with respect to each parcel of the Stamford Real Property, deliver to Administrative Agent (i) a duly executed Mortgage providing for a fully perfected Lien, in favor of Administrative Agent, for the benefit of the Lenders, in all right, title and interest of Parent (and any other Credit Party) in such real property, (ii) a loan policy of title insurance, flood zone determinations and such other due diligence with respect to the Stamford Real Property as Administrative Agent, in its sole discretion, may require, each to be in form and substance acceptable to Administrative Agent, and (iii) an opinion of counsel regarding the Stamford Real Property, in form and substance satisfactory to Administrative Agent;

(b) No later than March 31, 2008, Borrower shall deliver to Administrative Agent updated Schedules to the Credit Agreement for each of the Schedules referenced in Section 5 hereof.

(c)  No later than March 31, 2008, Borrower shall deliver to Administrative Agent the following replacement Schedules to that certain Guaranty and Collateral Agreement, dated as of October 3, 2006, among the Credit Parties and Administrative Agent: Schedule 1 (Investment Property), Schedule 4 (Collateral Locations), Schedule 5 (Intellectual Property), Schedule 6 (Depository and Other Deposit Accounts), and Schedule 7 (Commercial Tort Claims).

(d) No later than April 15, 2008, Borrower shall deliver to Administrative Agent an annual budget of the Parent Entities, prepared on a Consolidated and consolidating basis, for the Fiscal Years ending on December 31, 2008 (prepared on a monthly basis) and December 31, 2009 (prepared on a quarterly basis), in form and substance satisfactory to Administrative Agent.

8.    Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

9.    References to Credit Agreement. Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

10.    Waiver. Borrower, by signing below, hereby waives and releases Administrative Agent and the Lenders (and their respective directors, officers, employees, attorneys, affiliates and subsidiaries) from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

11.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

12.    No Course of Dealing. Borrower acknowledges and agrees that this Amendment is not intended, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, between Borrower, Administrative Agent and Lenders that is inconsistent with the express terms of the Loan Documents.

13.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14.    Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

15.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE LENDERS AND AGENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CONCORD STEEL, INC., formerly known as SIG Acquisition Corp. By:_____________________________________ Name:___________________________________ Title:____________________________________

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent, as Issuing Lender, as Swing Line Lender and as a Lender

By:_____________________________________
Name:___________________________________
Title:____________________________________

FIRSTMERIT BANK, N.A. By:_____________________________________ Name:___________________________________ Title:____________________________________

FIFTH THIRD BANK By:_____________________________________ Name:___________________________________ Title:____________________________________

RBS CITIZENS, NATIONAL ASSOCIATION, (d/b/a Charter One Bank) By:_____________________________________ Name:___________________________________ Title:____________________________________

Signature Page to
Second Amendment Agreement

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement dated as of March 13, 2008. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty and Collateral Agreement executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

STAMFORD INDUSTRIAL GROUP, INC., formerly known as Net Perceptions, Inc. By:_____________________________________ Name:___________________________________ Title:____________________________________	CONCORD STEEL, INC., formerly known as SIG Acquisition Corp. By:_____________________________________ Name:___________________________________ Title:____________________________________

CRC WILMINGTON ACQUISITION, LLC By:_____________________________________ Name:___________________________________ Title:____________________________________	1451 BUENA VISTA AVENUE, LLC By:_____________________________________ Name:___________________________________ Title:____________________________________

Signature Page to
Acknowledgment and Agreement to
Second Amendment Agreement

SCHEDULE 1

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Term Loan Commitment	CAPEX Commitment	Commitment Percentage	Total Commitment Amount

LaSalle Bank National Association	$3,750,000.01	$8,625,000.02	$0.00	37.500000100%	$12,375,000.03

FirstMerit Bank, N.A.	$2,083,333.33	$4,791,666.66	$0.00	20.833333300%	$6,874,999.99

Fifth Third Bank	$2,083,333.33	$4,791,666.66	$0.00	20.833333300%	$6,874,999.99

Charter One Bank, N.A.	$2,083,333.33	$4,791,666.66	$0.00	20.833333300%	$6,874,999.99

TOTALS	$10,000,000.00	$23,000,000.00	$0.00	100.000000000%	$33,000,000.00

SCHEDULE 2

ADDRESSES FOR NOTICES

CONCORD STEEL, INC..

c/o Stamford Industrial Group, Inc.
One Landmark Square, 22nd Floor
Stamford, Connecticut 06901
Attention: Secretary and Treasurer
Telephone: (203)-428-2040
Facsimile: (203) 428-2041

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance

135 South LaSalle Street
Chicago, Illinois 60603
Attention: Brad Nelson
Telephone: (312) 904-1999
Facsimile: (312) 904-4448

All Other Notices

312 Walnut Street, Suite 2200
Cincinnati, Ohio 45202
Attention: Shawn Masterson
Telephone: (513) 929-3436
Facsimile: (513) 929-0923

FIRSTMERIT BANK, N.A.

Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance

106 South Main Street, TOW24
Akron, Ohio 44308
Attention: Andrea Poliak
Telephone: (330) 384-7095
Facsimile: (330) 996-6272

All Other Notices

106 South Main Street, TOW24
Akron, Ohio 44308
Attention: Andrea Poliak
Telephone: (330) 384-7095
Facsimile: (330) 996-6272

FIFTH THIRD BANK

Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance

4455 Hills & Dales Rd. NW
Canton, Ohio 44708
Attention: Christine Schalmo
Telephone: (330) 479-7967
Facsimile: (330) 996-6071

All Other Notices

106 South Main Street, TOW90
Akron, Ohio 44308
Attention: Robert G. Morlan
Telephone: (330) 996-6420
Facsimile: (330) 996-6394

RBS CITIZENS, NATIONAL ASSOCIATION d/b/a Charter One Bank

Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance

525 William Penn Place, 153-2440
Pittsburgh, Pennsylvania 15219
Attention: Curtis Jones
Telephone: (412) 867-3832
Facsimile: (412) 867-2619

All Other Notices

1215 Superior Avenue
Cleveland, Ohio 44114
Attention: Gregg Bush
Telephone: (216) 277-0256
Facsimile: (216) 348-0709

SCHEDULE 3

GUARANTORS OF PAYMENT

Stamford Industrial Group, Inc. (formerly known as Net Perceptions, Inc.)
CRC Wilmington Acquisition, LLC
1451 Buena Vista Avenue, LLC